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                                                                    Exhibit 99.1


                            ASSET PURCHASE AGREEMENT


                                      Among

                            CLASSIC CUSTOM VACATIONS,

                          CLASSIC VACATION GROUP, INC.

                                       and

                                  EXPEDIA, INC.


                          Dated as of January 22, 2002

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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01 Certain Defined Terms ........................................    2

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01 Assets to Be Sold ............................................    9

SECTION 2.02 Assumption and Exclusion of Liabilities ......................   11

SECTION 2.03 Purchase Price ...............................................   11

SECTION 2.04 Closing ......................................................   11

SECTION 2.05 Closing Deliveries by the Company ............................   12

SECTION 2.06 Closing Deliveries by the Purchaser ..........................   12

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CLASSIC

SECTION 3.01 Organization, Authority and Qualification of the Company .....   12

SECTION 3.02 Subsidiaries .................................................   13

SECTION 3.03 No Conflict ..................................................   13

SECTION 3.04 Governmental Consents and Approvals ..........................   13

SECTION 3.05 Financial Information, Books and Records .....................   14

SECTION 3.06 No Undisclosed Liabilities ...................................   14

SECTION 3.07 Receivables ..................................................   14

SECTION 3.08 Payables .....................................................   15

SECTION 3.09 Bookings .....................................................   15

SECTION 3.10 Conduct in the Ordinary Course; Absence of Certain
             Changes, Events and Conditions ...............................   15


                                       i

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SECTION 3.11 Litigation ...................................................   17

SECTION 3.12 Certain Interests ............................................   18

SECTION 3.13 Compliance with Laws .........................................   18

SECTION 3.14 Environmental Matters ........................................   19

SECTION 3.15 Material Contracts ...........................................   19

SECTION 3.16 Intellectual Property ........................................   20

SECTION 3.17 Real Property ................................................   20

SECTION 3.18 Assets .......................................................   21

SECTION 3.19 Consortia ....................................................   22

SECTION 3.20 Suppliers ....................................................   22

SECTION 3.21 Employee Benefit Matters .....................................   22

SECTION 3.22 Labor Matters ................................................   23

SECTION 3.23 Taxes ........................................................   24

SECTION 3.24 Insurance ....................................................   24

SECTION 3.25 Full Disclosure ..............................................   24

SECTION 3.26 Brokers ......................................................   24

SECTION 3.27 Board Approvals ..............................................   25

SECTION 3.28 Classic Destination Management ...............................   25

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF CLASSIC

SECTION 4.01 Organization, Authority and Qualification of Classic .........   25

SECTION 4.02 No Conflict ..................................................   25

SECTION 4.03 Governmental Consents and Approvals ..........................   26

SECTION 4.04 SEC Filings; Financial Statements ............................   26

SECTION 4.05 Full Disclosure ..............................................   26


                                       ii

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SECTION 4.06 Brokers ......................................................   27

SECTION 4.07 Cash Contribution; Restricted Cash ...........................   27

SECTION 4.08 Board Approvals; Vote Required ...............................   27

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 5.01 Organization and Authority of the Purchaser ..................   28

SECTION 5.02 No Conflict ..................................................   28

SECTION 5.03 Governmental Consents and Approvals ..........................   28

SECTION 5.04 Brokers ......................................................   28

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

SECTION 6.01 Conduct of Business Prior to the Closing .....................   29

SECTION 6.02 Access to Information ........................................   29

SECTION 6.03 Confidentiality ..............................................   30

SECTION 6.04 Regulatory and Other Authorizations; Notices and Consents ....   31

SECTION 6.05 Notice of Developments .......................................   32

SECTION 6.06 No Solicitation or Negotiation ...............................   32

SECTION 6.07 Use of Intellectual Property .................................   32

SECTION 6.08 Further Action; Reasonable Best Efforts ......................   33

SECTION 6.09 Information Statement ........................................   33

SECTION 6.10 Stockholders' Meeting ........................................   34

SECTION 6.11 Liquidating Distribution .....................................   34

SECTION 6.12 Excluded Liabilities .........................................   35

SECTION 6.13 Bulk Transfer Laws ...........................................   35

SECTION 6.14 Conveyance Taxes .............................................   35


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SECTION 6.15 Contribution of Restricted Cash ..............................   35

SECTION 6.16 Material Contracts ...........................................   35

SECTION 6.17 Welfare Benefits for Transferred Employees ...................   35

SECTION 6.18 Letters of Credit ............................................   35

SECTION 6.19 Transfer of Classic Contracts ................................   36

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

SECTION 7.01 Conditions to Obligations of Each Party ......................   36

SECTION 7.02 Conditions to Obligations of each of Classic
             and the Company ..............................................   36

SECTION 7.03 Conditions to Obligations of the Purchaser ...................   37

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

SECTION 8.01 Termination ..................................................   38

SECTION 8.02 Effect of Termination ........................................   39

SECTION 8.03 Waiver .......................................................   39

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01 Expenses .....................................................   39

SECTION 9.02 Notices ......................................................   39

SECTION 9.03 Public Announcements .........................................   40

SECTION 9.04 Headings .....................................................   40

SECTION 9.05 Severability .................................................   40

SECTION 9.06 Entire Agreement .............................................   41

SECTION 9.07 Assignment ...................................................   41

SECTION 9.08 No Third Party Beneficiaries .................................   41


                                       iv

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SECTION 9.09 Amendment ....................................................   41

SECTION 9.10 Governing Law ................................................   41

SECTION 9.11 Counterparts .................................................   42

SECTION 9.12 Specific Performance .........................................   42


EXHIBITS

1.01(a)      FORM OF ASSUMPTION AGREEMENT
1.01(b)      FORM OF BILL OF SALE AND ASSIGNMENT
3.05         REFERENCE BALANCE SHEET








                                       v

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     ASSET PURCHASE AGREEMENT, dated as of January 22, 2002, by and among
CLASSIC CUSTOM VACATIONS, a California corporation (the "Company"), CLASSIC VACATION GROUP, INC. a New York corporation ("Classic"), and EXPEDIA, INC., a Washington corporation (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in the business of providing customized vacation product at various locations in the United States and other countries (as conducted by the Company immediately prior to the date hereof, the "Business");

     WHEREAS, Classic owns all the issued and outstanding shares of capital stock of the Company;

     WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Business, including, without limitation, all right, title and interest of the Company in and to the property and assets of the Business, and in connection therewith the Purchaser is willing to assume all of the liabilities of the Company relating thereto, except for those specifically excluded hereunder, all upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of Classic (the "Classic Board") has (i) determined that this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement (each as defined below) are fair to, and in the best interests of, Classic and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the other transactions contemplated by this Agreement and (ii) has recommended the approval and adoption of this Agreement by the stockholders of Classic;

     WHEREAS, the Board of Directors of the Company (the "Company Board") has
(i) determined that this Agreement is fair to, and in the best interests of, the Company and its stockholder and has approved and adopted this Agreement and declared its advisability and approved the other transactions contemplated by this Agreement and (ii) has recommended the approval and adoption of this Agreement by the stockholder of the Company;

     WHEREAS, as a condition to and contemporaneously with this Agreement, the Purchaser, Classic, GV Investment LLC, a Delaware limited liability company ("GVI"), and CVG Investment LLC, a Delaware limited liability company ("CVGI") are entering into a Note Purchase Agreement (the "Note Purchase Agreement"), dated as of the date hereof, pursuant to which the Purchaser has agreed to acquire (i) from CVGI all of the outstanding 7.5% Convertible Senior Subordinated Notes due December 31, 2006 issued by Classic and all of the 7.5% Exchangeable Senior Subordinated Notes due December 31, 2006 issued by Classic and (ii) from GVI all of the 9% Convertible Subordinated Notes due July 1, 2007 issued by Classic (collectively, the "Notes"), all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, as a condition to and contemporaneously with this Agreement, each of Thayer Equity Investors III, L.P., a Delaware limited partnership ("Thayer") and Three Cities Fund III, L.P., a Delaware limited partnership ("TCR") are entering into a Voting Agreement and

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Irrevocable Proxy with the Purchaser (the "Voting Agreements"), dated as of the date hereof, pursuant to which each of Thayer and TCR are agreeing, among other things, to vote at any stockholders' meeting of Classic in favor of the transactions contemplated hereunder and to grant to the Purchaser with respect to such matters an irrevocable proxy with respect to the voting securities of Classic held by such entity, all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, as a condition to and contemporaneously with this Agreement, each of Ronald Letterman and Debbie Lundquist are entering into an employment agreement with the Purchaser to be effective upon the consummation of the transactions contemplated hereunder, all on the terms and subject to the conditions more particularly set forth therein; and

     WHEREAS, as a condition to and contemporaneously with this Agreement, Classic, the Purchaser, Thayer and Debbie Lundquist are entering into a Liquidation and Indemnification Agreement (the "Liquidation and Indemnification Agreement"), dated as of the date hereof, pursuant to which, among other things, after the consummation of the transactions contemplated by this Agreement, (i) Classic shall effect a liquidating distribution to its stockholders in accordance with the NYBCL, (ii) the Purchaser shall use commercially reasonable efforts to cause Debbie Lundquist to be available to assist Classic with effecting such liquidating distribution, and (iii) each of Classic and Thayer shall indemnify and hold harmless the Purchaser and Debbie Lundquist for any losses suffered by either the Purchaser or Debbie Lundquist in connection with the winding up of Classic and such liquidating distribution, all on the terms and subject to the conditions more particularly set forth therein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Company, the Purchaser and Classic hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" or "this Agreement" means this Asset Purchase Agreement, dated as of January 22, 2002, among the Company, Classic and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.09.

     "Amadeus Contract Amount " means $450,000.

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     "Ancillary Agreements" means the Bill of Sale and the Assumption Agreement.

     "Assets" has the meaning specified in Section 2.01(a).

     "Assumed Liabilities" has the meaning specified in Section 2.02(a).

     "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Company on the Closing Date substantially in the form of
Exhibit 1.01(a).

     "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Company and Classic on the Closing Date substantially in the form of Exhibit 1.01(b).

     "Business" has the meaning specified in the recitals to this Agreement.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

     "Classic" has the meaning specified in the preamble to this Agreement.

     "Classic Board" has the meaning specified in the recitals to this Agreement.

     "Classic Contracts" has the meaning specified in Section 2.01(a)(xiii).

     "Classic SEC Reports" has the meaning specified in Section 4.04(a).

     "Closing" has the meaning specified in Section 2.04.

     "Closing Date" has the meaning specified in Section 2.04.

     "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

     "Company" has the meaning specified in the preamble to this Agreement.

     "Company Board" has the meaning specified in the recitals to this Agreement.

     "Company Contracts" has the meaning specified in Section 2.01(a)(xii).

     "Consolidated Corporation" means any corporation that was included in the filing of a Return with Classic on a consolidated or combined basis.

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

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     "CVGAC" means CVG Acquisition Corporation, a Delaware corporation and the party that is the purchaser in connection with the pending Tender Offer.

     "CVGI" has the meaning specified in the recitals to this Agreement.

     "Disclosure Schedule" means the Disclosure Schedule of the Company attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Environment" means surface waters, groundwaters, surface water sediment, soil, subsurface strata and ambient air.

     "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from any alleged injury or threat of injury to health or safety or related to the Environment.

     "Environmental Law" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required to operate the Business under any applicable Environmental Law.

     "ERISA" has the meaning specified in Section 3.21(a).

     "Exchange Act" means Securities Exchange of 1934, as amended.

     "Excluded Assets" has the meaning specified in Section 2.01(b).

     "Excluded Liabilities" has the meaning specified in Section 2.02(b).

     "Financial Statements" has the meaning specified in Section 3.05(a).

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

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     "GVI" has the meaning specified in the recitals to this Agreement.

     "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade credit extended in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and
(i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Information Statement" has the meaning specified in Section 6.09(a).

     "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent

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registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software, in any and all forms and versions, including, without limitation, source code, operating systems and specifications, data, databases, Internet websites, domain names, web content and links, files, documentation and other materials related thereto, (h) confidential and proprietary information, including trade secrets and know-how,
(i) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (l) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement or misappropriation of any of the foregoing.

     "IRS" means the Internal Revenue Service of the United States.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     "LC Collateral Amount" has the meaning specified in Section 4.07.

     "Letters of Credit" has the meaning specified in Section 4.07.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, the Payables and those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Licensed Intellectual Property" has the meaning specified in Section 3.16(c).

     "Liquidation and Indemnification Agreement" has the meaning specified in the recitals to this Agreement.

     "Material Adverse Effect" means any circumstance, change in, or effect on the Business, Classic or the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, Classic or the
Company: (a) is, or is reasonably likely to be, materially adverse to the business, operations, assets or Liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company, or (b) is reasonably likely to materially and adversely affect the ability of the Purchaser or the Company to operate or conduct the Business in the manner in which it is currently operated or conducted by Classic or the Company; provided, however, that, in either case, the foregoing shall not include any circumstance, change or effect resulting from the public announcement or pendency of the transactions contemplated hereby.

     "Material Contract" has the meaning specified in Section 3.15(a).

     "Notes" has the meaning specified in the recitals to this Agreement.

     "Note Purchase Agreement" has the meaning specified in the recitals to this Agreement.

     "NYBCL" means the Business Corporation Law of the State of New York.

     "Owned Intellectual Property" has the meaning specified in Section 3.16(b).

     "Payables" means any and all accounts payable, notes and other amounts payable by the Company to third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

     "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of the amount accrued therefor on the Reference Balance Sheet; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Plans" has the meaning specified in Section 3.21(a).

     "Purchase Price" has the meaning specified in Section 2.03(a).

     "Purchase Price Bank Account" means a bank account in the United States to be designated by the Company in a written notice to the Purchaser at least two Business Days before the Closing.

     "Purchaser" has the meaning specified in the preamble to this Agreement.

     "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

     "Reference Balance Sheet" has the meaning specified in Section 3.05(a).

     "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

     "Remedial Action" means any investigation, assessment, monitoring, treatment, excavation, removal, remediation or cleanup of Hazardous Materials in the Environment.

     "Replacement Notes" means the Replacement Notes to be issued to the Purchaser by Classic upon the consummation of the transactions contemplated by the Note Purchase Agreement, all on the terms and subject to the conditions more particularly set forth therein.

     "Returns" has the meaning specified in Section 3.23.

     "Restricted Cash" has the meaning specified in Section 4.07.

     "Restricted Cash Shortfall" has the meaning specified in Section 2.06(a).

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stockholders' Meeting" has the meaning specified in Section 6.09(a).

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "TCR" has the meaning specified in the recitals to this Agreement.

     "Tender Offer" means the pending tender offer launched by CVGAC for the shares of common stock of Classic held by unaffiliated public stockholders of Classic.

     "Thayer" has the meaning specified in the recitals to this Agreement.

     "Transferred Employees" has the meaning specified in Section 6.17.

     "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     "Voting Agreements" has the meaning specified in the recitals to this Agreement.

                                   ARTICLE II

                                PURCHASE AND SALE

     SECTION 2.01 Assets to Be Sold. (a) On the terms and subject to the conditions of this Agreement, the Company shall, and with respect to any of the Classic Contracts which have theretofore not been transferred to the Company in accordance with Section 6.19 hereof, Classic shall (or shall cause its Affiliates party thereto to), on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, and the Purchaser shall purchase from the Company (or Classic, as applicable, for no additional consideration), on the Closing Date, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Company or to which it is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business, other than the Excluded Assets (the assets to be purchased by the Purchaser being referred to as the "Assets"), including, without limitation, the following:

     (i) the Business as a going concern;

     (ii) all rights in respect of leased real property;

     (iii) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Company at the locations at which the Business is conducted, or otherwise owned or held by the Company at the Closing Date for use in the conduct of the Business and not otherwise included in clause (ii) above;

     (iv) all vehicles;

     (v) all cash, cash equivalents and bank accounts (other than the Purchase Price Bank Account) owned by the Company at the Closing Date;

     (vi) all Receivables;

     (vii) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by the Company or used in, or relating to, the Business at the Closing Date, other than organization documents, minute and stock record books and the corporate seal of the Company;

     (viii) the goodwill of the Company relating to the Business;

     (ix) all the Company's right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property;

     (x) except for the Excluded Assets, all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and ensuring to the benefit of the Company;

     (xi) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Company at the Closing Date;

     (xii) except for the Excluded Assets, all rights of the Company under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable) (collectively, the "Company Contracts");

     (xiii) except for the Excluded Assets, all rights of Classic (or its Affiliates, other than the Company) under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable) which relate to, or are required for, the Business, other than (1) employment agreements or independent contractor or consulting agreements or arrangements,
(2) those Letters of Credit and the contracts or agreements related thereto which are not transferred to the Purchaser, (3) insurance contracts, (4) employee benefit plans or (5) to the extent that the Purchaser would be bound by the exclusivity provisions thereof upon the assignment of such contract, the Tour Operator Agreement, dated August 9, 2001, between the Hertz Corporation and Classic (those contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders which are included among the Assets, being, collectively, the "Classic Contracts");

     (xiv) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Company in connection with, or required for, the Business, to the extent transferable; and

     (xv) except for the Excluded Assets, all the Company's right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business.

     (b) The Assets shall exclude the following assets owned by the Company (the "Excluded Assets"):

     (i) the Purchase Price Bank Account; and

     (ii) all rights of the Company under this Agreement and the Ancillary Agreements.

     SECTION 2.02 Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due all Liabilities of the Company (including all Liabilities under the Classic Contracts to the extent they relate to the Business, regardless of whether consent is received for the assignment of such Classic Contracts, and including the Assumed Taxes) as at the Closing Date arising out of or relating to the Business, whether accrued or arising before or after the Closing, except for the Excluded Liabilities (the "Assumed Liabilities").

     (b) The Company (or Classic, as applicable) shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, the following Liabilities of the Company as of the Closing Date which are not Assumed Liabilities (the "Excluded Liabilities"):

     (i) all Taxes (other than property, sales, use, workers compensation and excise taxes, the taxes in this parenthetical being the "Assumed Taxes") now or hereafter owed by Classic or any Affiliate of Classic, including the Company;

     (ii) all Liabilities under the Classic Contracts which do not relate to the Business;

     (iii) all Liabilities under the Company Contracts which do not relate to the Business;

     (iv) all Liabilities relating to or arising out of the Excluded Assets; and

     (v) all obligations of the Company under this Agreement and the Ancillary Agreements.

     SECTION 2.03 Purchase Price. (a) The aggregate purchase price for the Assets shall be (i) $5,037,488.75 and (ii) the cancellation of the Replacement Notes (the "Purchase Price").

     (b) The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as of the Closing Date at the Purchaser's discretion in a manner consistent with Treasury Regulation ss. 1.1060-1T(f). For all Tax purposes, the Purchaser and the Company agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement and that none of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise.

     SECTION 2.04 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, at 10:00 A.M. local time on the third Business Day following the later to occur of (A) expiration or termination of all applicable waiting periods under the HSR Act and (B) satisfaction or waiver of all other conditions to the obligations of the parties set forth in
Article VII (other than conditions which it is contemplated will be fulfilled at the Closing), or at such other place or at such other time or on such other date as Classic and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     SECTION 2.05 Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

     (a) the Bill of Sale and such other instruments, in form and substance satisfactory to the Purchaser, as may be requested by the Purchaser to transfer the Assets to the Purchaser or evidence such transfer on the public records;

     (b) an executed counterpart of the Assumption Agreement;

     (c) a receipt for the Purchase Price; and

     (d) the certificates and other documents required to be delivered pursuant to Section 7.03.

     SECTION 2.06 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Company:

     (a) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account; provided, however, the Purchase Price wired to the Purchase Price Bank Account shall be reduced dollar for dollar by (i) the LC Collateral Amount, (ii) the Amadeus Contract Amount and (iii) in the event that, prior to the Closing, Classic has not contributed to the Company the entire amount of the Restricted Cash (any such shortfall in such contribution being referred to herein as the "Restricted Cash Shortfall"), the amount of the Restricted Cash Shortfall;

     (b) an executed counterpart of the Assumption Agreement;

     (c) the Replacement Notes to be cancelled; and

     (d) the certificates and other documents required to be delivered pursuant to Section 7.02.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CLASSIC

     As an inducement to the Purchaser to enter into this Agreement, each of the Company and, as applicable, Classic, hereby represents and warrants to the Purchaser as follows:

     SECTION 3.01 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not
(i) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (ii) individually or in the aggregate have a Material Adverse Effect. The execution and delivery of this Agreement and the Ancillary Agreements by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 3.02 Subsidiaries. There are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of (nor is any part of the Business conducted through) any partnership. The Company is not a participant in any joint venture or similar arrangement.

     SECTION 3.03 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.04 have been obtained and all filings and notifications listed in Section 3.04 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws (or similar organizational documents) of the Company, (b) conflict with or violate in any material respect (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Company, or any of its assets, properties or businesses, including, without limitation, the Business, or (c) except as set forth in Section 3.03(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of such assets or properties is bound or affected.

     SECTION 3.04 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section
3.04 of the Disclosure Schedule and (b) the notification requirements of the HSR Act.

     SECTION 3.05 Financial Information, Books and Records. (a) True and complete copies of (i) the unaudited balance sheet of the Company for each of the three fiscal years ended as of December 31, 2001, 2000 and 1999, and the related unaudited statements of income of the Company (collectively referred to herein as the "Financial Statements") have been delivered by the Company to the Purchaser and, in the case of the unaudited balance sheet of the Company as of December 31, 2001 (the "Reference Balance Sheet"), attached as Exhibit 3.05 hereto. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, and (iv) include all adjustments that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby, subject to normal and recurring year-end adjustments which would not have had, and would not have, individually or in the aggregate, a Material Adverse Effect.

     (b) The books of account and other financial records of the Company: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

     SECTION 3.06 No Undisclosed Liabilities. There are no material Liabilities of the Company, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed in Section 3.06 of the Disclosure Schedule. Reserves are reflected on the Reference Balance Sheet against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with U.S. GAAP.

     SECTION 3.07 Receivables. Section 3.07 of the Disclosure Schedule sets forth an aged list of the material Receivables of the Company as of December 31, 2001 showing separately those material Receivables that as of such date had been outstanding and the date from which they have been outstanding. Except to the extent, if any, reserved for on the Reference Balance Sheet, all material Receivables reflected on the Reference Balance Sheet arose from, and the material Receivables existing on the Closing Date will have arisen from, the sale of services to Persons not affiliated with the Company and in the ordinary course of the Business consistent with past practice and, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice. To the knowledge of the Company, all material Receivables reflected on the Reference Balance Sheet or arising from the date thereof until the Closing (subject to the reserve for bad debts, if any, reflected on the Reference Balance Sheet) are or will be good and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, with respect to receivables payable in cash within 90 days of the Closing Date, and with respect to receivables payable in kind in the ordinary course of the Business consistent with past practice.

     SECTION 3.08 Payables. Section 3.08 of the Disclosure Schedule sets forth an aged list of certain Payables of the Company (namely, unvouchered payables to hotels and vouchered trade payables) as of December 31, 2001 showing separately those Payables that as of such date had been outstanding and the date from which they have been outstanding. All material Payables reflected on the Reference Balance Sheet arose from, and the material Payables existing on the Closing Date will have arisen from, the purchase of services from Persons not affiliated with the Company (except as disclosed in Section 3.08 of the Disclosure Schedule) and in the ordinary course of the Business consistent with past practice and constitute or will constitute, as the case may be, only valid, undisputed obligations of the Company incurred in the ordinary course of the Business consistent with past practice.

     SECTION 3.09 Bookings. As of January 20, 2002, 2002 gross bookings accepted by the Company totalled $115,175,833, and, as of the date immediately preceding the date hereof, 2002 gross bookings accepted by the Company are estimated to be $118,643,000 (subject to normal reconciliations which are completed on a weekly basis). Section 3.09 of the Disclosure Schedule lists all bookings by date of booking which have been accepted by the Company, and which were open as of January 20, 2002.

     SECTION 3.10 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since December 31, 2001, except as disclosed in Section
3.10 of the Disclosure Schedule, the business of the Company has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.10 of the Disclosure Schedule, since December 31, 2001, the Company has not, other than in the ordinary course of its business and consistent with past practice:

     (i) permitted or allowed any of its material assets or properties (whether tangible or intangible) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

     (ii) discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Reference Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2001;

     (iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

     (iv) failed to pay any creditor any amount owed to such creditor when due;

     (v) redeemed any of its capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of its capital stock or otherwise;

     (vi) made any material changes in its customary methods of operations, including, without limitation, practices and policies relating to manufacturing, purchasing, marketing, selling and pricing;

     (vii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

     (viii) made any capital expenditure or commitment for any capital expenditure in excess of $50,000 individually or $250,000 in the aggregate;

     (ix) accepted any bookings in a barter transaction or otherwise agreed to make any purchases involving exchanges in value (other than cash) in excess of $50,000 individually or $150,000 in the aggregate;

     (x) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets);

     (xi) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company;

     (xii) entered into any material agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

     (xiii) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by it to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with its past practices;

     (xiv) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Receivables in any material respect or revalued any of its material assets other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

     (xv) amended, terminated, cancelled or compromised any of its material claims or waived any other rights of substantial value to it;

     (xvi) made any change in any method of accounting or accounting practice or policy used by it, other than such changes required by U.S. GAAP or disclosed in
Section 3.10 of the Disclosure Schedule;

     (xvii) failed to maintain its material assets in accordance with good business practice and in good operating condition and repair;

     (xviii) allowed any material permit that was issued or relates to it or otherwise relates to any Asset to lapse or terminate or failed to renew any such permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of March 31, 2002;

     (xix) incurred any Indebtedness (other than accrued interest under the Notes);

     (xx) amended, modified or consented to the termination of any Material Contract or its rights thereunder;

     (xxi) amended or restated its Articles of Incorporation or By-laws (or other organizational documents);

     (xxii) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 10 employees in any three-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

     (xxiii) made any charitable contribution;

     (xxiv) (a) abandoned, sold, assigned, or granted any security interest in or to any item of the Owned Intellectual Property or the Licensed Intellectual Property, including, without limitation, failing to perform or failing to cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees and taxes, to maintain and protect its interest in such Intellectual Property, (b) granted to any third party any license with respect to any Owned Intellectual Property or Licensed Intellectual Property, (c) developed, created or invented any Intellectual Property jointly with any third party, or (d) disclosed, or allow to be disclosed, any confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

     (xxv) made any express or deemed election or settled or compromised any liability, with respect to Taxes of the Company;

     (xxvi) suffered any casualty loss or damage with respect to any of its assets which in the aggregate have a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

     (xxvii) suffered any Material Adverse Effect; or

     (xxviii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.10 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement.

     SECTION 3.11 Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule, there is no Action pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any Governmental Authority that

(a) individually or in the aggregate, has had or would have a Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement or the Ancillary Agreements. Neither the Company nor any material property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would prevent or materially delay the Company from performing its obligations under this Agreement or the Ancillary Agreements or would, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.12 Certain Interests. (a) Except as disclosed in Section 3.12(a) of the Disclosure Schedule, no officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

     (i) has any material direct or indirect financial interest in any competitor, supplier or customer of the Company, provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

     (ii) owns, directly or indirectly, in whole or in part, or has any other material interest in any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise; or

     (iii) has outstanding any Indebtedness to the Company.

     (b) Except as disclosed in Section 3.12(b) of the Disclosure Schedule, no officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director has outstanding any Indebtedness to the Company.

     (c) Except as disclosed in Section 3.12(c) of the Disclosure Schedule, the Company has no Liability or any other obligation of any nature whatsoever (i) to any director or shareholder of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such director or shareholder, or (ii) other than in respect of accrued wages, the reimbursement of expenses and the extension of benefits to such person made in the ordinary course of its business consistent with past practice, to any officer or senior executive of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or senior executive.

     SECTION 3.13 Compliance with Laws. (a) Except as set forth in Section 3.13(a) of the Disclosure Schedule, the Company has conducted and continues to conduct the Business in accordance in all material respects with all Laws and Governmental Orders applicable to the Company or any of its assets or the Business, and the Company is not in violation of any such Law or Governmental Order.

     (b) Section 3.13(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company or any of its assets or the Business, and no such Governmental Order has or has had a Material Adverse Effect.

     SECTION 3.14 Environmental Matters. Except as described in Section 3.14 of the Disclosure Schedule or as would not prevent or materially delay the Company from performing its obligations under this Agreement and the Ancillary Agreements and would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company has not violated and is not in violation of any Environmental Law; (b) none of the properties currently leased or operated by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (c) the Company is not actually, or to the Company's knowledge, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (d) the Company is not actually, or to the Company's knowledge, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (e) the Company has all material Environmental Permits; and (f) the Company has always been and is in compliance in all material respects with its Environmental Permits.

     SECTION 3.15 Material Contracts. Except as set forth in Section 3.15 of the Disclosure Schedule, (a) neither the Company nor Classic (with respect to contracts, arrangements, commitments or understandings which relate to, or are required for, the Business) is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Classic SEC Reports, (ii) which materially restricts the conduct of any line of business by the Company or upon consummation of the transactions contemplated by this Agreement will materially restrict the conduct of any line of business by the Purchaser, the Purchaser's subsidiaries or the ability of the Purchaser or any of the Purchaser's subsidiaries to engage in any line of business, (iii) which upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will subject the Company to any exclusivity arrangements or (iv) (other than any plan or agreement covered by Section 3.21 hereof) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Ancillary Agreements, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Ancillary Agreements. Each contract, arrangement, commitment or understanding of the type described in this Section 3.15, together with any material license or contract relating to Intellectual Property, whether or not set forth in the Disclosure Schedule, is referred to herein as a "Material Contract," and neither the Company nor Classic knows of, and have not received notice of, any violation of the above by any of the other parties thereto which will have, individually or in the aggregate, a Material Adverse Effect.

     (b) (i) Each Material Contract is valid and binding on the Company (or, as applicable, Classic) and in full force and effect, (ii) the Company (or, as applicable, Classic) has in all material respects performed all obligations required to be performed by it to date under each Material Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect and
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company (or, as applicable, Classic) under any such Material Contract, except for such defaults, which, either individually or in the aggregate, will not have a Material Adverse Effect.

     SECTION 3.16 Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in Section
3.16 of the Disclosure Schedule, (a) the conduct of the business of the Company as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company that the conduct of the Business as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party; (b) with respect to each item of Intellectual Property owned by the Company (or Classic, as the case may be) and material to the Business, or to the financial condition or results of operations of the Company ("Owned Intellectual Property"), the Company (or Classic, as the case may be) is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to use such Owned Intellectual Property in the continued operation of the Business; (c) with respect to each item of Intellectual Property licensed to the Company (or Classic, as the case may be) that is material to the Business, or to the financial condition or results of operations of the Company ("Licensed Intellectual Property"), the Company (or Classic, as the case may be) has the right to use such Licensed Intellectual Property in the continued operation of the Business in accordance with the terms of the license agreement governing such Licensed Intellectual Property; (d) to the knowledge of the Company (or Classic, as the case may be), the Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part; (e) to the knowledge of the Company (or Classic, as the case may be), no person is engaging in any activity that infringes upon or misappropriates the Owned Intellectual Property; (f) the Owned Intellectual Property and the Licensed Intellectual Property constitute all the Intellectual Property used by the Company in the conduct of the Business and no other items of Intellectual Property are material to the Business, (g) to the knowledge of the Company (or Classic, as the case may be), each license of the Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect; (h) to the knowledge of the Company (or Classic, as the case may be), no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder; and
(i) neither the execution of this Agreement nor the consummation of any transaction contemplated hereunder shall adversely affect any of the Company's material rights with respect to the Owned Intellectual Property or the Licensed Intellectual Property.

     SECTION 3.17 Real Property. (a) The Company does not own any real property.

     (b) Each parcel of real property leased by the Company (i) is leased free and clear of all Encumbrances, other than Permitted Encumbrances, and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

     (c) All leases of real property leased for the use or benefit of the Company to which the Company is a party, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company, except as would not prevent or materially delay the Company from performing its obligations under this Agreement and the Ancillary Agreements and would not, individually or in the aggregate, have a Material Adverse Effect.

     (d) There are no contractual or legal restrictions that preclude or restrict in any material respect the ability to use any real property leased by the Company for the purposes for which it is currently being used. There are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, leased by the Company other than those that would not prevent or materially delay Classic from performing its obligations under this Agreement and the Ancillary Agreements and would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.18 Assets. (a) Except as disclosed in Section 3.18(a) of the Disclosure Schedule or as otherwise provided in the representations and warranties of the Company set forth herein, the Company (and with respect to the Classic Contracts, Classic) owns, leases or has the legal right to use all the properties and assets used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Company and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company in or in relating to the conduct of the Business, all of which properties, assets and rights constitute Assets except for the Excluded Assets. The Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except (i) as disclosed in Section 3.18(a) of the Disclosure Schedule; and (ii) Permitted Encumbrances.

     (b) The Assets and the Excluded Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business.

     (c) Except as set forth in Section 3.18(c) of the Disclosure Schedule, the Company (and with respect to the Classic Contracts, Classic) has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the execution of the instruments of transfer contemplated by this Agreement and the Ancillary Agreements, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Company in the Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

     SECTION 3.19 Consortia. Listed in Section 3.19 of the Disclosure Schedule are the names and addresses of the most significant consortia of the Company (by consortia revenue of the Company) for the twelve-month period ended December 31, 2001 and the travelled revenue generated by each such consortium during such period. Except as disclosed in Section 3.19 of the Disclosure Schedule, the Company has not received any notice or has any reason to believe that any significant consortium of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

     SECTION 3.20 Suppliers. Set forth in Section 3.20 of the Disclosure
Schedule is a true and complete copy of the 2001 Vendor Productivity Report of the Company, which accurately reflects the gross bookings for each supplier listed therein for the calendar year 2001. Except as disclosed in Section 3.20 of the Disclosure Schedule, the Company has not received any notice or has any reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Company, subject only to general and customary price increases.

     SECTION 3.21 Employee Benefit Matters. (a) Plans and Material Documents.
Section 3.21(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Business, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between Classic or any of its Affiliates and any employee of the Business, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Business (collectively, the "Plans"). Each Plan is in writing and Classic has furnished the Purchaser a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan.

     (b) Compliance with Applicable Law. Each Plan is now and always has been operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Company has no knowledge of any default or violation by any party to, any Plan. No legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

     (c) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

     (d) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company has not incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or multiple employer plan (within the meaning of 4063 or 4064 of ERISA), and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company is the subject of any lien arising under Section 302(f) of ERISA or
Section 412(n) of the Code; the Company has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

     (e) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance. As of the Closing Date, no Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

     SECTION 3.22 Labor Matters. (a) Except as set forth in Section 3.22 of the Disclosure Schedule, (i) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to employees of the Business and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company, (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company after due inquiry, threatened between the Company and any employees of the Business, (iii) and there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Business.

     (b) The Company is currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority.

     SECTION 3.23 Taxes. Except as set forth in Section 3.23 of the Disclosure Schedule (i) All returns and reports in respect of Taxes required to be filed with respect to the Company (including the consolidated federal income tax return of Classic and any state Tax return that includes the Company on a consolidated or combined basis) ("Returns") have been timely filed; (ii) all Taxes required to be shown on such Returns or otherwise due have been timely paid; (iii) all such Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority (and the Company has not received any inquiries, orally or in writing, from any Tax authority concerning any such adjustments) and, to the best knowledge of the Company (after due inquiry), no basis exists for any such adjustment; (v) there are no Tax liens on any assets of the Company; and (vi) neither Classic nor any subsidiary or Affiliate of Classic is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to Section 280G(b)(4) of the Code).

     SECTION 3.24 Insurance. Except as set forth in Section 3.24 of the Disclosure Schedule, the Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

     SECTION 3.25 Full Disclosure. (a) The Company is not aware of any facts pertaining to the Company, the Assets or the Business which would have or which would likely have in the future a Material Adverse Effect on the Company, the Assets or the Business and which have not been disclosed in this Agreement, the Disclosure Schedule or the Classic SEC Reports or otherwise disclosed to the Purchaser by the Company in writing.

     (b) No representation or warranty of the Company in this Agreement or the Ancillary Agreements, nor any statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement or the Ancillary Agreements, or in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.26 Brokers. Except for Dresdner Kleinwort Wasserstein, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Company.

     SECTION 3.27 Board Approvals. The Company Board, by resolutions duly adopted by unanimous written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Ancillary Agreements are fair to and in the best interests of the Company and its stockholder and (ii) approved this Agreement and the Ancillary Agreements and declared their advisability.

     SECTION 3.28 Classic Destination Management. In the event that prior to the Closing the Company, or subsequent to the Closing, the Purchaser, elects to transfer or shut down the division of the Business known as Classic Destination Management - Hawaii, there will be no material Liabilities to the Company, or, as applicable, the Purchaser in connection with such transfer or shutting down.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF CLASSIC

     As an inducement to the Purchaser to enter into this Agreement, Classic hereby represents and warrants to the Purchaser as follows:

     SECTION 4.01 Organization, Authority and Qualification of Classic. Classic is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary power and authority to enter into this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement by Classic, the performance by Classic of its obligations hereunder and thereunder and the consummation by Classic of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Classic. This Agreement has been, and upon their execution the Liquidation and Indemnification Agreement and the Note Purchase Agreement shall have been, duly executed and delivered by Classic, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon their execution the Liquidation and Indemnification Agreement and the Note Purchase Agreement will constitute, legal, valid and binding obligations of Classic enforceable against Classic in accordance with their respective terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 4.02 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained and all filings and notifications listed in Section 3.04 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement by Classic do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws (or similar organizational documents) of Classic, (b) conflict with or violate in any material respect (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Classic or any of its assets, properties or businesses, or

(c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Classic pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Classic is a party or by which any of such assets or properties is bound or affected, except where such conflict, breach or violation would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.03 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement by Classic do not and will not require any material consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in
Section 3.04 of the Disclosure Schedule and (b) the notification requirements of the HSR Act.

     SECTION 4.04 SEC Filings; Financial Statements. (a) Classic has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2000 (including, without limitation, all forms, reports and documents in connection with the Tender Offer) (collectively, the "Classic SEC Reports"). The Classic SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Classic SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Classic and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not have, a material adverse effect on the business, properties, prospects, and financial condition of Classic).

     SECTION 4.05 Full Disclosure. (a) Classic is not aware of any facts pertaining to the Company, the Assets or the Business which would have or which would likely have in the future a Material Adverse Effect on the Company, the Assets or the Business and which have not been disclosed in this Agreement, the Disclosure Schedule or the Classic SEC Reports or otherwise disclosed to the Purchaser by Classic in writing.

     (b) No representation or warranty of Classic in this Agreement, the Liquidation and Indemnification Agreement or the Note Purchase Agreement nor any statement or certificate furnished or to be furnished to the Purchaser hereunder or thereunder, or in connection with the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.06 Brokers. Except for Dresdner Kleinwort Wasserstein, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement based upon arrangements made by or on behalf of Classic. Classic is solely responsible for the fees and expenses of Dresdner Kleinwort Wasserstein.

     SECTION 4.07 Cash Contribution; Restricted Cash. Between December 31, 2001 and the date hereof, Classic has (a) contributed the amount of $7,860,000 in cash to the Company, evidence of which contribution has been provided to the Purchaser and (b) forgiven all intercompany obligations owed to Classic by the Company. In addition, certain cash of Classic (i) in the amount of $1,655,000 (the "Restricted Cash") is subject to restrictions in connection with the collateralization of certain Classic letters of credit (the "Letters of Credit") and will be transferred to the Company upon the removal of such restrictions pursuant to Section 6.15 hereof and (ii) in the amount of $2,024,000 (the "LC Collateral Amount") collateralizes certain additional Classic letters of credit and will become unrestricted upon the provision of substitute collateral by the Purchaser pursuant to Section 6.18.

     SECTION 4.08 Board Approvals; Vote Required. (a) The Classic Board, by resolutions duly adopted by unanimous written consent, in accordance with the recommendation of the Special Committee of Classic's Board pursuant to the resolutions duly adopted by unanimous vote of the Special Committee at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement are fair to and in the best interests of Classic and its stockholders, (ii) approved this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement and declared their advisability, (iii) recommended that the stockholders of Classic approve and adopt this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by Classic's stockholders at the Stockholders' Meeting.

     (b) The only vote of the holders of any class or series of capital stock of Classic necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of two thirds of the outstanding shares of common stock, par value $0.01, of Classic in favor of the approval and adoption of this Agreement.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Company and Classic to enter into this Agreement, the Purchaser hereby represents and warrants to the Company and Classic as follows:

     SECTION 5.01 Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary corporate power and authority to enter into this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon their execution the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 5.02 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 5.03 have been obtained, the execution, delivery and performance of this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements.

     SECTION 5.03 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except the notification requirements of the HSR Act.

     SECTION 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01 Conduct of Business Prior to the Closing. (a) The Company covenants and agrees that, except as described in Section 6.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Company shall not conduct its business other than in the ordinary course and consistent with the Company's prior practice. Without limiting the generality of the foregoing, except as described in Section 6.01(a) of the Disclosure Schedule, the Company shall (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its Payables or Receivables; (iii) use its best efforts to (A) preserve intact its business organization and the business organization of the Business, (B) keep available to the Purchaser the services of the employees of the Company,
(C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company and the Business and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of any leases or subleases which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Company to be untrue or result in a breach of any covenant made by the Company in this Agreement.

     (b) The Company covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, the Company will not do any of the things enumerated in the second sentence of Section 3.10 (including, without limitation, clauses (i) through (xxviii) thereof).

     SECTION 6.02 Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Company and each of the Company's officers, directors, employees, agents, representatives, accountants and counsel shall:
(i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and to those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company or the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request.

     (b) In order to facilitate the resolution of any claims made against or incurred by the Company prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and Classic and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Company and Classic reasonable access (including the right to make, at the Company's expense, photocopies), during normal business hours, to such books and records.

     (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Company and Classic shall (i) cause to be retained all books and records of the Company which are not transferred to the Purchaser pursuant to this Agreement and which relate to the Company, its operations or the Business for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and
(ii) upon reasonable notice, cause to be afforded the officers, employees and authorized agents and representatives of the Purchaser, reasonable access (including the right to make photocopies at the Purchaser's expense), during normal business hours, to such books and records.

     SECTION 6.03 Confidentiality. Each of Classic and the Company agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business and the Company, (ii) in the event that Classic, the Company or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 6.03, (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 6.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish (prior to the Closing) the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of Classic, the Company or any of their agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of Classic, the Company or any of their agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Classic, the Company, their agents, representatives, Affiliates, employees, officers or directors; provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Each of Classic and the Company agrees and acknowledges that remedies at law for any breach of its obligations under this Section 6.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

     SECTION 6.04 Regulatory and Other Authorizations; Notices and Consents. (a) Each of Classic and the Company shall use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its respective obligations pursuant to, this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each of the parties hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

     (b) Each of Classic and the Company shall give promptly such notices to third parties and use its best efforts to obtain such third party consents and estoppel certificates as the Purchaser may in its sole and absolute discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements, including, without limitation, all third party consents that are necessary or desirable in connection with the transfer of the Material Contracts.

     (c) The Purchaser shall cooperate and use all reasonable efforts to assist Classic and the Company in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser or the Business.

     (d) Neither Classic nor the Company knows of any reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

     (e) The Company, Classic and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Business or the Purchaser any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Company or Classic is a party is not obtained prior to the Closing, the Company or Classic, as appropriate, will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Company or Classic, as appropriate, shall use its best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, regardless of whether Company or Classic, as appropriate, provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder; provided, however, that the agreements of Classic and the Company in this
Section 6.04 shall not give the Purchaser the right to prevent Classic from proceeding to wind-up and effect a liquidating distribution.

     SECTION 6.05 Notice of Developments. Prior to the Closing, each of Classic and the Company shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of its respective representation or warranty or covenant in this Agreement or which could have the effect of making any of its respective representations or warranties in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company or the Business.

     SECTION 6.06 No Solicitation or Negotiation. Each of Classic and the Company agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, neither Classic nor the Company nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of Classic or the Company or assets of Classic or the Company, (ii) to enter into any business combination with Classic or the Company or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to Classic or the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Each of Classic and the Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing, other than as required by the Exchange Act in connection with the Tender Offer. Each of Classic and the Company shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Each of Classic and the Company agrees not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which Classic or the Company is a party.

     SECTION 6.07 Use of Intellectual Property. (a) Each of Classic and the Company acknowledges that from and after the Closing, the name "Classic Custom Vacations" and all similar or related names, marks and logos (all of such names, marks and logos being the "Trade Names") shall be owned by the Purchaser, that none of Classic, the Company or any of their Affiliates shall have any rights in the Trade Names, and that none of Classic, the Company or any of their Affiliates will contest the ownership or validity of any rights of the Purchaser in or to the Trade Names.

     (b) Except as set forth in Section 6.07(b) of the Disclosure Schedule, from and after the Closing, none of Classic, the Company or any of their Affiliates shall use any of the Owned Intellectual Property or any of the Licensed Intellectual Property.

     SECTION 6.08 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall
(i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the transactions contemplated by this Agreement and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated by this Agreement; provided that the Purchaser will not be required by this Section 6.08 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires the divestiture of any assets of any of the Purchaser, any of its subsidiaries or the Assets or (B) limits the Purchaser's freedom of action with respect to, or its ability to retain, the Assets or any portion thereof or any of the Purchaser's or its affiliates' other assets or businesses. In case, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

     SECTION 6.09 Information Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Classic shall prepare and file with the SEC the information statement to be sent to the stockholders of Classic relating to the meeting of Classic's stockholders (the "Stockholders' Meeting") to be held to consider, among other things, the approval and adoption of this Agreement (such information statement, as amended or supplemented, being referred to herein as the "Information Statement"). The Purchaser shall furnish all information concerning the Purchaser as Classic may reasonably request in connection with such actions and the preparation of the Information Statement. As promptly as practicable, Classic shall mail the Information Statement to its stockholders.

     (b) None of the Classic Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Classic Board or any committee thereof of this Agreement, and the Information Statement shall include the recommendation of the Classic Board to the stockholders of Classic in favor of approval and adoption of this Agreement; provided, however, that the Classic Board may, at any time prior to the Stockholders' Meeting, withdraw or modify any such recommendation to the extent that the Classic Board determines, in its good faith judgment after consultation with independent legal counsel (who may be Classic's regularly engaged independent legal counsel), that the failure to so withdraw or modify its recommendation would cause the Classic Board to breach its fiduciary duties to Classic and its stockholders under applicable Law.

     (c) No amendment or supplement to the Information Statement will be made by the Purchaser or Classic without the approval of the other party (such approval not to be unreasonably withheld or delayed). The Purchaser and Classic each will advise the other, promptly after they receive notice thereof, of any request by the SEC for amendment of the Information Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (d) The information supplied by the Purchaser for inclusion in the Information Statement shall not, at (i) the time the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Classic, (ii) the time of the Stockholders' Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing, any event or circumstance relating to the Purchaser, or its officers or directors, should be discovered by the Purchaser which should be set forth in an amendment or a supplement to the Information Statement, the Purchaser shall promptly inform Classic. All documents that the Purchaser is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (e) The information supplied by Classic for inclusion in the Information Statement shall not, at (i) the time the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Classic,
(ii) the time of the Stockholders' Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing, any event or circumstance relating to Classic or any of its subsidiaries, or their respective officers or directors, should be discovered by Classic which should be set forth in an amendment or a supplement to the Information Statement, Classic shall promptly inform the Purchaser. All documents that Classic is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.10 Stockholders' Meeting. Classic shall call and hold the Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and Classic shall use its reasonable best efforts to hold the Stockholders' Meeting as soon as practicable as permitted under the Exchange Act, other applicable Law, or any stock exchange requirements. Classic shall use its reasonable best efforts to take all action necessary or advisable to secure the required vote or consent of its stockholders, except in the event and to the extent that Classic's Board, in accordance with Section 6.09(b), withdraws or modifies its recommendation to the stockholders of Classic in favor of the approval and adoption of this Agreement.

     SECTION 6.11 Liquidating Distribution. As soon as practicable after the Closing Date, Classic shall effect a liquidating distribution to its stockholders in accordance with the NYBCL and the Liquidation and Indemnification Agreement. Such liquidating distribution shall be made after payment of all amounts owed to any creditors of Classic and shall be made net of any federal, state or local Taxes payable by Classic, the Company or any Consolidated Corporation for all Tax periods (or portions thereof) ending at the close of business on the day of such liquidating distribution.

     SECTION 6.12 Excluded Liabilities. The Company will pay and discharge the Excluded Liabilities as and when the same become due and payable.

     SECTION 6.13 Bulk Transfer Laws. (a) The Purchaser hereby waives compliance by the Company with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to the Purchaser (other than any obligations with respect to the application of the proceeds herefrom).

     (b) The Company and the Purchaser agree to take any action, including, but not limited to, filing any forms or statements to protect the Purchaser from potential liabilities as a transferee for Taxes (other than the Assumed Taxes) of the Company.

     SECTION 6.14 Conveyance Taxes. The Purchaser shall be liable for and shall hold the Company and Classic harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. The Company, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Company to comply with the foregoing. The Purchaser shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide the Company with an executed copy thereof.

     SECTION 6.15 Contribution of Restricted Cash. As promptly as practicable, but in any event within two (2) Business Days, following the removal of any restrictions on all or any portion of the Restricted Cash which prevent Classic from contributing the Restricted Cash to the Company, Classic shall contribute to the Company that portion of the Restricted Cash which has become unrestricted.

     SECTION 6.16 Material Contracts. Within five (5) Business Days after the date hereof, the Company shall deliver to the Purchaser a list of all Material Contracts which are not, by their terms, cancelable by the Company upon sixty
(60) days notice.

     SECTION 6.17 Welfare Benefits for Transferred Employees. As of the first day of the month following the Closing Date, the Purchaser shall provide welfare benefits under its welfare benefit plans to employees of the Business the Purchaser employs as of the Closing (the "Transferred Employees"). Classic shall continue to cover Transferred Employees under its welfare benefit plans up to the last day of the month in which the Closing Date occurs and the Purchaser shall fund (or reimburse Classic for the payment of) the administrative fee associated with the claims run-off for 90 days thereafter. The Purchaser shall reimburse Classic for the cost of providing welfare benefits to the Transferred Employees from the Closing Date through the date Purchaser provides welfare benefits to the Transferred Employees.

     SECTION 6.18 Letters of Credit. At Closing, the Purchaser shall provide substitute collateral (either in cash or a substitute letter of credit) in the amount of the LC Collateral Amount for the letters of credit which the LC Collateral Amount collateralizes so as to remove the restrictions from Classic's cash which collateralizes such letters of credit.

     SECTION 6.19 Transfer of Classic Contracts. Prior to Closing, Classic shall use commercially reasonable efforts to transfer or assign to the Company the Classic Contracts.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

     SECTION 7.01 Conditions to Obligations of Each Party. The obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

     (a) Classic Stockholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of Classic in accordance with the NYBCL and Classic's Certificate of Incorporation;

     (b) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Governmental Order which is then in effect and has the effect of seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions.

     (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated.

     SECTION 7.02 Conditions to Obligations of each of Classic and the Company. The obligations of each of Classic and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing Date, except as would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and Classic and the Company shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

     (b) Resolutions. Classic and the Company shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

     (c) Incumbency Certificate. Classic and the Company shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement, the Liquidation and Indemnification Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder; and

     (d) Ancillary Agreements. The Purchaser shall have executed and delivered to the Company each of the Ancillary Agreements to which it is a party.

     SECTION 7.03 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of each of Classic and the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.03(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by each of Classic and the Company on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of each of Classic and the Company to such effect signed by a duly authorized officer thereof;

     (b) Resolutions of Classic and the Company. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of each of Classic and the Company, of the resolutions duly and validly adopted by their respective Board of Directors evidencing such Board of Directors' authorization of the execution and delivery, as applicable, of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

     (c) Incumbency Certificate of Classic and the Company. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of each of Classic and the Company certifying the names and signatures of the officers of Classic and the Company authorized to sign, as applicable, this Agreement, the Liquidation and Indemnification Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

     (d) Consents and Approvals. The parties hereto shall have received, each in form and substance satisfactory to the Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents set forth in
Section 7.03(d) of the Disclosure Schedule (which schedule of consents the Purchaser, acting reasonably, shall have the opportunity to add additional consents to, such additional consents shall only be consents to Material Contracts (excluding, however, Material Contracts cancelable at will, such as travel agency/consortia contracts and hotel, air and ground contracts)), by written notice to the Company, delivered within five (5) Business Days following the delivery by the Company of the list contemplated by Section 6.16);

     (e) Ancillary Agreements. The Company shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party;

     (f) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect; and

     (g) Note Purchase Agreement. The transactions contemplated by the Note Purchase Agreement shall have been consummated.

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

     SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be reasonably expected to result in a Material Adverse Effect, (ii) any material representation or warranty of either Classic or the Company contained in this Agreement shall not have been true and correct when made, (iii) either Classic or the Company shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement and the Ancillary Agreements; or (iv) either Classic or the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Classic or the Company seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

     (b) by the Purchaser if the Closing shall not have occurred by June 30, 2002; provided, however, that the Purchaser shall have no right to terminate this Agreement under this Section 8.01(b) if the Purchaser's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

     (c) by any party hereto in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (d) by the mutual written consent of the parties hereto.

     SECTION 8.02 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except
(a) as set forth in Sections 6.03, 8.02(b) and 9.01 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

     SECTION 8.03 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party,
(b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party contained herein, provided, however, that Classic and the Company shall be deemed the same party for the purposes of this Section 8.03. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

     (a) if to Classic or the Company:

         Classic Vacation Group, Inc.
         One North First Street, Suite 300
         San Jose, CA 95113
         Telecopy: (408) 993-8547
         Attention: Chief Financial Officer
         with a copy to:

         Hogan & Hartson LLP
         555 Thirteenth Street, NW
         Washington, D.C. 20004
         Telecopy:  (202) 637-5910
         Attention: J. Hovey Kemp, Esq.

     (b) if to the Purchaser:

         Expedia, Inc.
         13810 SE Eastgate Way, Suite 400
         Bellevue, WA 98005
         Telecopy:  (425) 564-7240
         Attention:  General Counsel

         with a copy to:

         Shearman & Sterling
         555 California Street, Suite 2000
         San Francisco, CA 94104
         Telecopy: (415) 616-1199
         Attention:  Peter D. Lyons, Esq.

     SECTION 9.03 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties hereto, and the parties shall cooperate as to the timing and contents of any such press release or public announcement, except to the extent required by Law or by rules of the Nasdaq National Market or the American Stock Exchange, in which case each party shall agree to use reasonable efforts to consult with the other parties hereto regarding the timing and contents thereof prior to any such release or public announcement or communication.

     SECTION 9.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 9.06 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

     SECTION 9.07 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of the parties hereto); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of Classic or the Company.

     SECTION 9.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 8.03.

     SECTION 9.10 Governing Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (b) Each party hereto irrevocably submits to the jurisdiction of any Washington state court or any federal court sitting in the State of Washington in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Washington state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

     (d) Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

     SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                CLASSIC CUSTOM VACATIONS


                                By:   /s/ Debbie A. Lundquist
                                   ---------------------------------------------
                                   Name:   Debbie A. Lundquist
                                   Title:  Executive Vice President and
                                           Chief Financial Officer




                                CLASSIC VACATION GROUP, INC.


                                By:   /s/ Debbie A. Lundquist
                                   ---------------------------------------------
                                   Name:   Debbie A. Lundquist
                                   Title:  Executive Vice President and
                                           Chief Financial Officer




                                EXPEDIA, INC.


                                By:   /s/ Gregory S. Stanger
                                   ---------------------------------------------
                                   Name:   Gregory S. Stanger
                                   Title:  Senior Vice President and
                                           Chief Financial Officer

                                 EXHIBIT 1.01(a)

                          FORM OF ASSUMPTION AGREEMENT

                                                                 EXHIBIT 1.01(a)

                              ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT, dated as of [_________], 2002 (this "Assumption Agreement"), between CLASSIC CUSTOM VACATIONS, a California corporation (the "Company") and EXPEDIA, INC., a Washington corporation (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Company, the Purchaser and Classic Vacation Group, Inc., a New York corporation ("Classic"), have entered into an Asset Purchase Agreement, dated as of January 22, 2002 (the "Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

     WHEREAS, pursuant to the Asset Purchase Agreement, the Purchaser has agreed to assume certain liabilities and obligations of the Company with respect to the Business; and

     WHEREAS, the execution and delivery of this Assumption Agreement by the Purchaser is a condition to the obligations of the Company to consummate the transactions contemplated by the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the Purchaser and the Company hereby agree as follows:

          1. Assumption of Liabilities. Subject to Section 2 hereof, the Purchaser hereby assumes and agrees to pay, perform and discharge when due all Liabilities of the Company (including all Liabilities under the Classic Contracts to the extent they relate to the Business, regardless of whether consent is received for the assignment of such Classic Contracts, and including the Assumed Taxes) as at the Closing Date arising out of or relating to the Business, whether accrued or arising before or after the Closing (the "Assumed Liabilities").

          2. Excluded Liabilities. Notwithstanding the provisions of Section 1 hereof, the Company (or Classic, as applicable) shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Company as of the Closing Date other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

               (i) all Taxes (other than the Assumed Taxes) now or hereafter owed by Classic or any Affiliate of the Company, including the Company;

               (ii) all Liabilities under the Classic Contracts which do not relate to the Business;

               (iii) all Liabilities under the Company Contracts which do not relate to the Business;

               (iv) all Liabilities relating to or arising out of the Excluded Assets; and

               (v) all obligations of the Company under this Agreement and the Ancillary Agreements.

          3. No Third Party Beneficiaries. This Assumption Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Assumption Agreement.

          4. Assignment. This Assumption Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Company or the Purchaser); provided, however, that the Purchaser may assign this Assumption Agreement to an Affiliate of the Purchaser without the consent of the Company.

          5. Counterparts. This Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          6. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, applicable to contracts executed in and to be performed entirely within that state.

     IN WITNESS WHEREOF, the Purchaser and the Company have caused this Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                CLASSIC CUSTOM VACATIONS


                                By:
                                   ---------------------------------------------
                                   Name:   Debbie A. Lundquist
                                   Title:  Executive Vice President and
                                           Chief Financial Officer




                                EXPEDIA, INC.


                                By:
                                   ---------------------------------------------
                                      Name:   Gregory S. Stanger
                                      Title:  Senior Vice President and
                                              Chief Financial Officer

                                 EXHIBIT 1.01(b)

                       FORM OF BILL OF SALE AND ASSIGNMENT

                                                                 EXHIBIT 1.01(b)

                           BILL OF SALE AND ASSIGNMENT

     BILL OF SALE AND ASSIGNMENT, dated as of [_________], 2002 (this "Bill of Sale and Assignment"), from CLASSIC CUSTOM VACATIONS, a California corporation (the "Company") and CLASSIC VACATION GROUP, INC., a New York corporation ("Classic") to EXPEDIA, INC., a Washington corporation (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Company, the Purchaser and Classic have entered into an Asset Purchase Agreement, dated as of January 22, 2002 (the "Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

     WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Company and Classic is a condition to the obligations of the Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration to the Company and Classic, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement, each of the Company and Classic, intending to be legally bound hereby, does hereby agree as follows:

          1. Sale and Assignment of Assets and Properties. (a) The Company (and, for the purposes of clause (xiii) only, Classic) does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver, vest and confirm unto the Purchaser, its successors and assigns, forever, the entire right, title and interest of the Company (and, for the purposes of clause
     (xiii) only, Classic) in and to the following property and assets (the "Assets"):

               (i) the Business as a going concern;

               (ii) all rights in respect of leased Real Property;

               (iii) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Company at the locations at which the Business is conducted, or otherwise owned or held by the Company at the Closing Date for use in the conduct of the Business and not otherwise included in clause (ii) above;

               (iv) all vehicles;

               (v) all cash, cash equivalents and bank accounts (other than the Purchase Price Bank Account) owned by the Company at the Closing Date;

               (vi) all Receivables;

               (vii) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by the Company or used in, or relating to, the Business at the Closing Date, other than organization documents, minute and stock record books and the corporate seal of the Company;

               (viii) the goodwill of the Company relating to the Business;

               (ix) all the Company's right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property;

               (x) except for the Excluded Assets, all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and ensuring to the benefit of the Company;

               (xi) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Company at the Closing Date;

               (xii) except for the Excluded Assets, all rights of the Company under all Company Contracts;

               (xiii) except for the Excluded Assets, all rights of Classic (or its Affiliates, other than the Company) under all Classic Contracts;

               (xiv) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Company in connection with, or required for, the Business, to the extent transferable; and

               (xv) except for the Excluded Assets, all the Company's right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business.

     Each of the Company and Classic warrants that upon delivery to the Purchaser of the Assets sold, assigned, transferred, conveyed, granted, bargained, set over, released, delivered, vested and confirmed from the Company and Classic to the Purchaser pursuant to this Bill of Sale and Assignment, the Purchaser will own, with good and marketable title, or lease, under valid and subsisting leasehold interests, the Assets, free and clear of all Encumbrances, except as expressly contemplated by the Asset Purchase Agreement, including, without limitation, the Exhibits and the Disclosure Schedule that are a part thereof.

          2. Assets and Properties Not Sold and Assigned. The Assets shall exclude the following assets owned by the Company (the "Excluded Assets"):

               (i) the Purchase Price Bank Account; and

               (ii) all rights of the Company under this Agreement and the Ancillary Agreements.

          3. Power of Attorney. Each of the Company and Classic hereby constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney and attorneys of the Company and Classic, with full power of substitution, in the name of the Purchaser or in the name and stead of the Company and Classic, but on behalf of, for the benefit and at the expense of the Purchaser, its successors and assigns:

               (i) to collect, demand and receive any and all Assets hereby sold and assigned to the Purchaser or intended so to be and to give receipts and releases for and in respect of the same;

               (ii) to institute and prosecute any and all actions, suits or proceedings, at law, in equity or otherwise, which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby sold and assigned to the Purchaser or intended so to be, to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as the Purchaser shall deem advisable;

               (iii) to take any and all other reasonable action designed to vest more fully in the Purchaser the Assets hereby sold and assigned to the Purchaser or intended so to be and in order to provide for the Purchaser the benefit, use, enjoyment and possession of such Assets; and

               (iv) to do all reasonable acts and things in relation to the Assets hereby sold and assigned.

     Each of the Company and Classic acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. The Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto. The Company shall from time to time pay to the Purchaser, when received, any amounts which shall be received directly or indirectly by the Company (including amounts received as interest) in respect of any Assets sold and assigned to the Purchaser pursuant hereto.

          4. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser of any Liabilities of the Company or Classic. The Purchaser does not by this Bill of Sale and Assignment assume or agree to pay, perform or discharge any Liabilities of the Company or Classic of any nature, kind or description whatsoever. The terms and provisions of the assumption of Liabilities by the Purchaser are set forth in the Assumption Agreement dated as of the date hereof between the Purchaser and the Company.

          5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

          6. Assignment. This Bill of Sale and Assignment may not be assigned by operation of Law or otherwise without the express written consent of the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Company or the Purchaser); provided, however, that the Purchaser may assign this Bill of Sale and Assignment to an Affiliate of the Purchaser without the consent of the Company or Classic.

          7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of Washington.

     IN WITNESS WHEREOF, the Company and Classic have caused this Bill of Sale and Assignment to be executed as of the date first written above by its officer thereunto duly authorized.

                                CLASSIC CUSTOM VACATIONS


                                By:
                                   ---------------------------------------------
                                   Name:   Debbie A. Lundquist
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


[Corporate Seal]

Attest:

By
  ---------------------------
  Name:
  Title:




                                CLASSIC VACATION GROUP, INC.


                                By:
                                   ---------------------------------------------
                                   Name:   Debbie A. Lundquist
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


[Corporate Seal]

Attest:

By
  ---------------------------
  Name:
  Title:

CALIFORNIA                                             )
                                                       )   ss.:
COUNTY OF SAN JOSE                                     )

     On that [   ] day of [   ], 2002, before me personally came Debbie A.
Lundquist to me known, who, being by me duly sworn, did depose and say she
resides at [                                  ]; and that she is Executive Vice
President and Chief Financial Officer of Classic Custom Vacations, a California corporation, and Classic Vacation Group, Inc., a New York corporation and the corporations described in and which executed the foregoing instrument, and that she had the authority to sign her name thereto on behalf of said corporations.



                                              ----------------------------------
                                                         Notary Public

[Notarial Seal]

                                  EXHIBIT 3.05

                             REFERENCE BALANCE SHEET